[Franklin Templeton Letterhead]

July 11, 2023

State Street Bank and Trust Company

2495 Natomas Park Dr., Suite 400

Sacramento, CA 95833

Attention: Jason O’Neill, Vice President

Re: Franklin Templeton ETF Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established two new series of shares to be known as BrandywineGLOBAL - U.S. Fixed Income ETF, which is expected to be launched on or about July 25, 2023, and Western Asset Bond ETF, which is expected to be launched on or about August 22, 2023 (the “Portfolios”), and updated the name of the Franklin FTSE Europe Hedged ETF, which will become the Franklin FTSE Eurozone ETF on or about August 1, 2023.

In accordance with Section 12, the Additional Portfolios provision, of the Transfer Agency and Services Agreement dated as of April 18, 2016 by and among State Street Bank and Trust Company (“State Street”) and each registered investment company party thereto (as amended, modified, or supplemented from time to time, the “Agreement”), the undersigned Trust hereby requests that State Street act as Transfer Agent for the new Portfolios under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Schedule A attached hereto. In connection with such request, the undersigned Trust hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

FRANKLIN TEMPLETON ETF TRUST
By:	/s/ Matthew T. Hinkle
Name:	Matthew T. Hinkle
Title:	Chief Executive Officer, Finance and Administration

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY
By:	/s/ Jason O’Neill
Name:	Jason O’Neill
Title:	Vice President, Duly Authorized
Effective Date:	July 25, 2023

SCHEDULE A

LIST OF PORTFOLIOS

Franklin U.S. Low Volatility ETF

Franklin Investment Grade Corporate ETF

Franklin Dynamic Municipal Bond ETF

Franklin Municipal Green Bond ETF

Franklin Senior Loan ETF

Franklin High Yield Corporate ETF

Franklin International Aggregate Bond ETF

Franklin U.S. Core Bond ETF

Franklin Systematic Style Premia ETF

Franklin U.S. Treasury Bond ETF

Franklin Ultra Short Bond ETF

Franklin International Core Dividend Tilt Index ETF

Franklin Emerging Market Core Dividend Tilt Index ETF

Franklin U.S. Core Dividend Tilt Index ETF

Franklin U.S. Equity Index ETF

Franklin U.S. Small Cap Multifactor Index ETF

Franklin U.S. Mid Cap Multifactor Index ETF

Franklin U.S. Large Cap Multifactor Index ETF

Franklin FTSE Asia ex Japan ETF

Franklin FTSE Australia ETF

Franklin FTSE Brazil ETF

Franklin FTSE Canada ETF

Franklin FTSE China ETF

Franklin FTSE Europe ETF

Franklin FTSE Eurozone ETF (f/k/a Franklin FTSE Europe Hedged ETF)

Franklin FTSE France ETF

Franklin FTSE Germany ETF

Franklin FTSE Hong Kong ETF

Franklin FTSE India ETF

Franklin FTSE Italy ETF

Franklin FTSE Japan ETF

Franklin FTSE Japan Hedged ETF

Franklin FTSE Mexico ETF

Franklin FTSE Russia ETF

Franklin FTSE South Korea ETF

Franklin FTSE Switzerland ETF

Franklin FTSE Taiwan ETF

Franklin FTSE United Kingdom ETF

Franklin FTSE Latin America ETF

Franklin FTSE Saudi Arabia ETF

Franklin FTSE South Africa ETF

Franklin Disruptive Commerce ETF

SCHEDULE A

-Continued-

Franklin Genomic Advancements ETF

Franklin Intelligent Machines ETF

Franklin Exponential Data ETF

BrandywineGLOBAL - Dynamic US Large Cap Value ETF

Martin Currie Sustainable International Equity ETF

ClearBridge Sustainable Infrastructure ETF

Franklin Income Focus ETF

BrandywineGLOBAL - U.S. Fixed Income ETF

Western Asset Bond ETF